Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (file nos. 333-221091 and 333-232353) and S-3 (file nos. 333-219884 and 333-249775) of Fennec Pharmaceuticals Inc. (the “Company”) of our report dated February 28, 2022, relating to the consolidated financial statements as of December 31, 2021, which appear in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California

February 28, 2022